EXHIBIT 8.2

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Gates Global Inc.

Ritter House, 5th Floor

P.O. Box 3200

Road Town

Tortola VG1110

British Virgin Islands

Re:	Gates Global Inc.

Ladies and Gentlemen:

In connection with the registration statement on Form F-1 (Registration No. 333-193027) (as filed and amended, the “Registration Statement”) filed by Gates Global Inc., a British Virgin Islands business company (limited by shares) (the “Company”), on December 23, 2013 with the Securities and Exchange Commission (the “Commission”) registering ordinary shares of the Company, par value $0.01 per share, under the Securities Act of 1933, as amended (the “Act”), you have requested our opinion concerning the statements in the Registration Statement under the caption “Material United States Federal Income Tax Considerations.”

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement. In addition, in our capacity as special counsel to the Company, we have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the accuracy of all information provided to us.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

[    ], 2014

Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, it is our opinion that the statements in the Registration Statement under the caption “Material United States Federal Income Tax Considerations,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or definitive legal conclusions with respect thereto, constitute the opinion of Latham & Watkins LLP as to the matters described therein.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those on which we have relied in connection with this opinion may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transaction described herein upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or other entity, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
DRAFT